Exhibit 99.1

Clubhouse Media Group, Inc. Announces Scott Hoey as New CFO, Dmitry Kaplun to Assume Consulting Role

LOS ANGELES, May 27, 2022 /PRNewswire/ — Clubhouse Media Group, Inc. (OTCMKTS: CMGR) (“CMGR”), an influencer-based social media firm and digital talent management agency, today announced that Scott Hoey will take over as Chief Financial Officer of CMGR, following the resignation of Dmitry Kaplun. Mr. Kaplun will become a financial consultant to the company.

“Dmitry has done a great job during his time with the company,” said Amir Ben-Yohanan, CEO of CMGR. “Under his strategic direction, the company accomplished very important objectives. We secured long-term funding, cut our cash burn, and streamlined financial reporting. Additionally, we built a world class sales team as we pivoted from high capital-intensive content houses to a digital agency business model. We wish Dmitry all the best going forward. Scott has been a valuable member of the CMGR team this past year and will be able to hit the ground running as CFO.”

“I feel good about what we were able to achieve as a company during my time here,” added Mr. Kaplun. “For family reasons, today I am stepping down as the CFO of the company. I want to thank Amir, the entire CMGR board, and the management team for their guidance during this time. The company will be in good hands with Scott Hoey as the new CFO, and I will stay on as a consultant to oversee the transition. I look forward to continuing my work with the management team to help the company going forward.”

“I’m grateful for this opportunity and for the amazing support I’ve received from the CMGR team,” said Mr. Hoey, CFO of CMGR. “I look forward to aiding in the growth of the operation for the benefit of the company and its shareholders.”

About Clubhouse Media Group, Inc.

CMGR offers management, production, and deal-making services to its handpicked influencers, a management division for individual influencer clients, and an investment arm for joint ventures and acquisitions for companies in the social media influencer space.

Follow CMGR on Twitter: https://twitter.com/ClubhouseCMGR.

Forward-Looking Statements

This release contains “forward-looking statements.” Forward-looking statements also may be included in other publicly available documents issued by CMGR and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance.

Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, and other factors that may cause CMGR’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements, including those set forth in the Risk Factors section of CMGR’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 29, 2022 and our subsequent SEC filings, as amended or updated from time to time. Copies of CMGR’s filings with the SEC are available on the SEC’s website at www.sec.gov. Such risks, uncertainties and other factors include, but are not limited to economic conditions, changes in the laws or regulations, demand for CMGR’s products and services, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this press release.

Contact:

media@clubhousemediagroup.com